UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2026, Snail, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq had determined to delist the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) from The Nasdaq Capital Market (the “Staff Determination”). The Staff Determination was issued pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iii).

As previously disclosed, on December 30, 2025, the Company received written notice from the Nasdaq Listing Qualifications Department that for thirty (30) consecutive business days from November 11, 2025 through December 29, 2025, the Company’s Class A Common Stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). At that time, the Company was afforded 180 calendar days, or until June 29, 2026, to regain compliance with the Minimum Bid Price Requirement. Additionally, on March 26, 2026, Nasdaq staff notified the Company that it did not comply with Listing Rule 5550(b), which requires a minimum $2,500,000 stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 net income from continuing operations (the “Continued Listing Standards”). The Staff Determination stated that the Company has not regained compliance with the Minimum Bid Price Requirement and is not eligible for a second 180-day period because the Company does not currently comply with the Continued Listing Standards.

The Company may request a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff Determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Unless the Company requests an appeal of the Staff Determination, the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market.

Accordingly, the Company intends to timely request a hearing before the Panel to appeal the Staff Determination. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. There can be no assurance that the Company would be successful in any appeal or that it will be able to regain compliance with Nasdaq’s listing requirements within the timeframe that may be provided by the Panel, or at all.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2026, the Company announced that it will effect a 1-for-5 reverse stock split (the “Reverse Stock Split”) of its Class A Common Stock and its Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). On July 2, 2026, the Company filed an amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, to be legally effective as of 11:59 p.m. Eastern Time on July 2, 2026 (the “Effective Time”). The Class A Common Stock will begin trading on a split-adjusted basis when the Nasdaq Capital Market opens on July 6, 2026.

As previously disclosed, on June 2, 2026, a written consent was delivered to the Company’s Board of Directors from the holders of 95% of the voting power of the Company’s issued and outstanding Common Stock (the “Majority Stockholders”), pursuant to which the Majority Stockholders approved an amendment to the Certificate of Incorporation to effect a reverse stock split with respect to the Common Stock at a ratio of 1-for-2 to 1-for-10, with the ratio within such range to be determined at the discretion of the Board of Directors. The Company’s Board of Directors subsequently approved the final ratio for the Reverse Stock Split of 1-for-5.

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of fractional shares, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive from the Company’s exchange agent, Equiniti Trust Company, LLC, a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Class A Common Stock as reported on the Nasdaq Capital Market for the ten days preceding the Effective Time.

The Reverse Stock Split will reduce the number of outstanding shares of Common Stock from approximately 15,468,890 shares of Class A Common Stock and 28,748,580 shares of Class B Common Stock to approximately 3,093,778 shares of Class A Common Stock and 5,749,716 shares of Class B Common Stock. The ownership percentage of each stockholder will remain unchanged other than as a result of fractional shares. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise of outstanding warrants or options, or the conversion of outstanding convertible notes, as well as to the applicable exercise or conversion price. There will be no change to the total number of authorized shares of Common Stock as set forth in the Certificate of Incorporation.

After the Reverse Stock Split, the trading symbol on the Nasdaq Capital Market for the Class A Common Stock will continue to be “SNAL.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 83301J308.

The description of the amendment to the Certificate of Incorporation set forth above does not purport to be complete and is qualified in its entirety by the full text of such amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Reverse Stock Split is intended to support the Company’s effort to regain compliance with the minimum bid price requirement for maintaining the listing of its Class A Common Stock on the Nasdaq Capital Market, and to make the bid price more attractive to a broader group of institutional and retail investors. The Nasdaq Capital Market requires, among other things, that a listed company’s common stock maintain a minimum bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”). However, there can be no assurance that the Reverse Stock Split will have the desired effect of sufficiently raising the bid price of the Class A Common Stock for the required period or that Nasdaq will not delist our Class A Common Stock due to our failure to achieve compliance with the Minimum Bid Price Requirement by June 29, 2026.

In addition, on July 1, 2026, the Company issued a press release relating to the Reverse Stock Split described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Snail, Inc., dated July 2, 2026
99.1	Press Release, dated July 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: July 2, 2026	By:	/s/ Hai Shi
	Name:	Hai Shi
	Title:	Chief Executive Officer